SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2004

RADIANT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22065	11-2749765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3925 Brookside Parkway, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 576-6000

(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits

(c) Exhibits. The following exhibit is being furnished with this report pursuant to Item 12 of this Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release announcing the Company’s results for the year and quarter ended December 31, 2003 and its financial condition as of December 31, 2003.

Item 12. Results of Operation and Financial Condition

On February 25, 2004, the Company issued a press release announcing its financial results for the year and quarter ended December 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release includes a “non-GAAP financial measure,” as such term is defined in Regulation G under the Securities Act of 1933, as amended, with respect to the inclusion of “adjusted net (loss)/income” and “adjusted net (loss)/income per share.”

The Company provides adjusted net (loss)/income and adjusted net (loss)/income per share as additional information relating to the Company’s operating results. The measures are not in accordance with, or an alternative for, generally accepted accounting practices (“GAAP”) and may be different from net income and net income per share measures used by other companies. Net (loss)/income and net (loss)/income per share have been adjusted to exclude the effects of certain asset impairment charges. The Company believes that this presentation of adjusted net (loss)/income and adjusted net (loss)/income per share provides useful information to investors regarding certain additional financial and business trends relating to the Company’s financial condition and results of operations. The press release includes a reconciliation of these non-GAAP financial measures to net (loss)/income and net (loss)/income per share as determined in accordance with GAAP.

The information in the preceding paragraphs, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIANT SYSTEMS, INC.

By: /s/ John H. Heyman
John H. Heyman
Chief Executive Officer

Dated: February 25, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Name
99.1	Press Release dated February 25, 2004